Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-208697 and 333-204567) of Galapagos NV (the “Company”) of our report dated March 23, 2016, relating to the consolidated financial statements of the Company and its subsidiaries, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2015.

Diegem, March 25, 2016

/s/ DELOITTE Bedrijfsrevisoren BV o.v.v.e. CVBA

DELOITTE Bedrijfsrevisoren/Reviseurs d’Entreprises

BV o.v.v.e. CVBA/SC s.f.d. SCRL

Represented by Gert Vanhees